Exhibit 10.15

Service Agreement

Party A: [*]

Contact address: [*]

Legal representative: [*]

Contact number: [*]

Contact email:[*]

Party B: [*]

Contact address: [*]

Legal representative: [*]

Contact number: [*]

Contact email:[*]

(Under this agreement, Party A and Party B are collectively referred to as the “Parties” or each as a “Party”.)

Considering:

1. Party A is entrusted to provide personnel for technical businesses such as production lines (excluding Jianjin and mechanical processing), and requires a large number of workers to provide services to its users/customers;

2. The second party is a company registered and established in China, with the ability to provide a sharing economy resource platform and intelligent systems. The second party accepts the commission of the first party to recommend suitable workers to the workers who have completed temporary tax registration and have resources, and provides comprehensive services for the sharing economy to the first party;

3. The workers involved in this agreement are workers with professional skills, service experience, and corresponding licenses selected by Party B on behalf of Party A in accordance with the provisions of this agreement, capable of meeting Party A’s business needs.

Under this agreement, both parties shall conduct friendly negotiations and sign this agreement in accordance with relevant laws and regulations.

Article 1 Cooperation Content

1. Due to business needs, Party A intends to recruit a large number of workers to provide relevant services.

2. The second party shall provide a shared economic resource platform and intelligent system, and accept the commission of the first party to provide comprehensive services for the shared economy, including but not limited to paying corresponding service income to workers who provide services to the first party, and collecting personal income tax and administrative fees from workers in accordance with the delegated authority granted by the competent tax authority.

3. If Party A has specific requirements for workers (such as the need for professional skills, work experience, etc.), Party A shall clearly explain to Party B.

Article 2 Settlement and Payment Method of Party B’s Service Fee and Service Income

1.	The service fee charged by Party B to Party A consists of two parts:

(1) The income earned by workers based on their services provided to Party A (hereinafter referred to as’ service income ’), which is the post VAT tax amount, is calculated as follows: worker’s “service income”=amount received/(1+rate)

(2) The service fee for Party B to provide comprehensive services for the sharing economy.

The total “service income” of all workers * rate (including all relevant taxes).

Service revenue	total rate	settlement cycle

The Party A shall transfer the service fee to the second party before the 30th day of each month, and transfer the payment to the second party. The Party B payment account information is as follows:

Account Name: [*]

Opening Bank: [*]

Account number: [*]

2. Party A shall calculate the service income of relevant workers in accordance with the business settlement rules and generate the Service Settlement Details (the contents of the service settlement details include but are not limited to the name, ID number and collection account of the workers involved in this agreement

The first party shall upload the “Service Settlement Details” data to the second party’s shared service platform before the 5th day of each month, including household information, quantity of orders received, and fees.

3. Considering the commercial secrets and information security considerations of Party A, Party B shall not request Party A to access the order details of workers providing services at Party A. Party A shall truthfully fill out the “Service Settlement Details”, and Party B shall have no obligation to review the “Service Settlement Details”.

4. The payment account information of workers shall be subject to the “Service Settlement Details” provided by Party A.

5. workers may independently inquire about the calculation method and payment method of service income at Party A’s location. Party A shall provide relevant inquiry convenience. If any disputes arise between workers and Party A as a result, Party A shall be responsible.

6. When Party B accepts the commission of a worker to pay its service income, it shall, in accordance with relevant tax policies and regulations and the requirements of Party B’s competent tax authority, collect various taxes and administrative fees stipulated by laws and regulations on its behalf. These payments will be paid from Party A to Party B, and deducted by Party B when Party B accepts the commission of Party A to pay the worker service income involved in this agreement. The workers involved in this agreement shall provide assistance and information related to tax declaration and payment.

7. Both Party A and Party B shall confirm and settle the fees in the form of the “Monthly Service Project Fee Settlement Form”, and the settlement cycle of Beiti is as follows:

(1) The second party shall prepare a monthly service project fee settlement form based on the data uploaded by the first party in the “Service Settlement Details Form”, and verify and confirm the service fee with the first party before the 15th day of each month.

(2) The second party shall distribute the service income to the worker account within 5 working days after receiving the service fee paid by the first party according to the “Monthly Service Project Fee Settlement Form” (which will automatically flow from holidays to working days). In case of any abnormalities, the second party shall promptly notify the first party and communicate with the first party for solutions.

(3) The second party shall deliver a value-added tax special invoice for the same amount of service fee and service income to the first party within 5 working days (from holidays to working days) after the service income is distributed and the first party confirms that there will be no more fees incurred this month.

Article 3 Rights and Obligations of Party A

1. Party A shall publish work tasks on Party B’s platform to recruit workers and provide corresponding services by corresponding workers.

2. The first party has the right to decide to suspend activities, suspend settlement of fees, terminate activities and corresponding contractual arrangements for workers based on their service provision, etc. The second party shall not interfere.

3. Party A shall truthfully fill out the service settlement details and pay the service fee to Party B in full and on time.

4. The first party shall bear legal responsibility for the work tasks and all information published on the second party’s platform. The first party shall ensure that the service information it publishes is true, valid, and in accordance with legal regulations, and that the information will not be arbitrarily revoked or changed. If the above information is false or changed, resulting in the worker involved in this agreement being unable to provide services or causing losses to Party B, Party A shall bear the responsibility.

5. Party A undertakes to keep confidential the personal privacy information disclosed to workers under this agreement.

6. The first party promises that the personal information legally provided to or shared with the second party has been approved by the personal information subject. Meanwhile, Party A authorizes Party B to use personal information lawfully collected by Party A for the purpose of completing this agreement. The aforementioned “personal information” refers to various information recorded electronically or in combination with other information that can identify the personal identity of a natural person, including but not limited to the name, date of birth, ID number, bank account information, address, phone number, etc.

7. Party A promises to fulfill its security protection obligations for personal information obtained from workers involved in this agreement in accordance with relevant laws and regulations, protect the network from interference, damage, or unauthorized access, and prevent network data leakage, theft, or tampering.

8. From the date when Party B pays the service income payable to the worker’s account, it shall be deemed that the worker has received the aforementioned business service fee; If the payment fails due to incorrect worker information provided by Party A, Party A shall bear corresponding responsibility.

9. Party A agrees to provide Party B with all necessary qualification documents of Party A, such as business license, administrative license documents required by laws and regulations, in accordance with Party B’s requirements.

Article 4 Rights and Obligations of Party B

1. Both parties clarify that Party B and the worker do not have any legal relationship in terms of labor/labor relations.

2. Party B has the right to charge Party A corresponding service fees for the comprehensive sharing economy services provided by Party B under this agreement.

3. The second party shall adhere to the principle of maximizing the interests of the first party, diligently perform this agreement, maintain the image of the first party, and shall not harm the legitimate rights and interests of the first party.

4. The second party shall, in accordance with relevant tax policies and regulations and the requirements of the competent tax authorities of the second party, provide the settlement details of the services provided to the first party, and the workers involved in this agreement shall collect various taxes and administrative fees as stipulated by laws and regulations. These payments shall be paid from the first party to the second party, and the second party shall accept the commission of the first party to deduct them when paying the worker service income involved in this agreement. At the request of Party B, if Party A is required to assist in providing assistance and information related to tax reporting and payment, Party A has the obligation to assist in resolving the issue.

(1) The second party shall comply with the provisions of national laws, administrative regulations, and rules regarding entrusted collection and complete the collection behavior stipulated in this agreement.

(2) The second party shall pay taxes in full and in a timely manner in accordance with the law, ensuring that the amount of tax receipts issued is consistent with the amount of taxes reported.

(3) The second party shall, in accordance with the ticket management regulations of the competent tax authority, receive, keep, issue, and submit relevant vouchers for payment and cancellation.

(4) When collecting taxes on behalf of Party B under this agreement, Party B shall issue a tax certificate provided by Party B’s competent tax authority to Party A.

5. The services provided by Party B to the worker to meet the business needs of Party A do not necessarily result in any labor or labor contract relationship between Party B and the worker. The second party shall not bear any legal responsibility for any disputes arising between the worker and any party or third party due to their business activities.

6. The second party promises to keep confidential the personal privacy information disclosed by the workers involved in this agreement.

7. Party B may retain personal information obtained from the workers involved in this agreement in order to achieve this cooperation. However, without its authorization, Party B shall not disclose its personal information to any third party.

8. The second party promises to fulfill the security protection obligation for personal information obtained from workers involved in this agreement in accordance with relevant laws and regulations, protect the network from interference, damage or unauthorized access, and prevent network data leakage, theft, and tampering.

Article 5 Liability for Breach of Contract

1. Party A shall make payment in a timely manner according to the confirmed bill amount by both parties and at the agreed time. If there is a delay in payment, Party B may extend the payment by one working day for each day of delay. If the delay is more than three times (including three times), Party B has the right to terminate the contract.

2. The second party shall provide services on time according to the requirements of the first party. If there is a delay and the second party refuses to correct it after written notice from the first party, and if the above situation occurs three or more times (including three times), the first party has the right to terminate the contract.

3. During the service period provided by Party B, if Party B’s work error causes economic losses to Party A, Party B shall be liable for compensation.

4. If some or all of the provisions of this agreement cannot be fulfilled due to government actions or force majeure factors, the party suffering from such actions shall not be liable for breach of contract. The aforementioned government actions include but are not limited to the failure of Chinese government agencies to grant or revoke the corresponding business qualifications or rights of Party A and Party B.

Article 6 Applicable Law Mechanism, Disputes and Dispute Resolution, and Judicial Administration

The conclusion, execution, interpretation, and dispute resolution of this agreement shall be governed by Chinese law. Any disputes arising from or in connection with this agreement shall be resolved through friendly consultation between the parties.

If it cannot be resolved through negotiation, all parties to the agreement agree to submit it to the people’s court where Party B is located for litigation resolution.

Article 7 Notice

Unless otherwise agreed in this agreement, all notices during the performance of this agreement shall be sent by registered mail, EMS, or express delivery to the addresses of each party listed at the beginning of this agreement. Both parties guarantee that this address is the address where notices can be delivered at any time. When the address changes, the changing party shall immediately notify the other party in writing of the changed address. If sent by registered mail, EMS or courier, it shall be deemed delivered 5 days after the postmark date/due date.

2.	If either party fails to promptly notify the other party in writing of the change of address, and other parties mail it to the address originally provided, in accordance with the provisions of the preceding paragraph, delivery shall be deemed to have been made on the date 5 days after the postmark date/due date.

Article 8 Effectiveness and Validity Period of the Agreement

1. This agreement shall be valid from [DATE] to [DATE], and shall come into effect from the date of being stamped and signed by Party A and Party B. The validity period shall be one year. If no party to the agreement raises any objections in writing within one month before the expiration of the agreement, the validity period of this agreement shall be automatically extended by one year.

2. After the signing of this agreement, if there are other supplementary agreements, these supplementary agreements and attachments shall form an integral part of this agreement and have the same legal effect.

3. This agreement is made in duplicate, with each party holding one copy, each of which has the same legal effect.

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